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                                                                 Exhibit 10.2(b)




July 30, 1999

United Technologies Corporation
One Financial Plaza
Hartford, CT 06101
Attention: Vice President -- Purchasing


Re:  Letter Agreement to Amend Service and System Access Agreement
     -------------------------------------------------------------

Ladies and Gentlemen:

The purpose of this letter is to set forth the legally binding agreement between FreeMarkets OnLine, Inc. ("FreeMarkets") and United Technologies Corporation ("UTC") to amend the Service and System Access Agreement dated as of January 14, 1999 between UTC and FreeMarkets (the "Service Agreement") in consideration for the issuance by FreeMarkets of a certain warrant, in the form attached hereto as Exhibit A (the "Warrant"), to purchase 304,431 shares of Series D Convertible Preferred Stock, par value $.01 per share of FreeMarkets.

FreeMarkets and UTC hereby agree that, effective immediately upon the issuance of the Warrant, and without any further action or notice by the parties hereto, the Service Agreement shall be amended by [****] and [*****] thereto in [*****].

FreeMarkets and UTC further agree that, in consideration for the amendment set forth above to the Service Agreement, subject to and concurrent with the Closing, as such term is defined in the Series D Preferred Stock Purchase Agreement of even date herewith among FreeMarkets, UTC, Nevada Bond Investment Corp. II, Pivotal Partners, L.P. and ATGF II, FreeMarkets shall issue the Warrant to Nevada Bond Investment Corp. II.

Except as specifically and expressly amended in accordance with this Letter Agreement, the Service Agreement shall remain in full force and effect.

                                                Very truly yours,

                                                FREEMARKETS ONLINE, INC.
                                                By: /s/ Glen T. Meakem
                                                    Glen T. Meakem
                                                    Chief Executive Officer



Acknowledged and agreed
to this 30th day of July, 1999:

UNITED TECHNOLOGIES CORPORATION
By: [*****]
   ----------------------------
Name: [*****]
Title: [*****]


Information denoted by [*] herein has been omitted pursuant to a request for confidential treatment. This information has been filed separately with the Securities and Exchange Commission.

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES STATUTES OR REGULATIONS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, AND PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


              SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT
              -----------------------------------------------------


Warrant to Purchase 304,431 Shares                Exercise Price: $.01 per share
of Series D Convertible Preferred                        (subject to adjustment)
Stock (subject to adjustment)

                              September ____, 1999


FREEMARKETS, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, NEVADA BOND INVESTMENT CORP. II (the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the Exercise Period (as defined below), in whole or in part, the number of fully paid and non-assessable shares of the Company's Series D Convertible Preferred Stock, par value $.01 per share ("Series D Stock"), first set forth above at the per share exercise price (the "Exercise Price") first set forth above (subject to adjustment as set forth in
Article II).

                        ARTICLE I -- EXERCISE OF WARRANT

1.1      Exercise Period and Procedure.

         (a) The Warrant shall be exercisable, in whole or in part, by the Holder at any time and from time to time during the period (the "Exercise Period") beginning on the date hereof (the "Warrant Issue Date") and ending on the earlier of (i) 5:00 p.m. (prevailing local time at the principal executive office of the Company) on the fifth anniversary date of the Warrant Issue Date, or (ii) the date on which all outstanding shares of the Company's Series D Stock are converted pursuant to an automatic conversion event (a "Conversion Event") as set forth in Section 3(b) of the Company's Certificate of Designation, Rights and Preferences for the Series D Convertible Preferred Stock, or as set forth in any successor thereto. The Company shall provide to the Holder, at the Holder's address set forth in the warrant register referenced in Section 6.3 hereof, written notice of a Conversion Event at least two business days prior to the occurence thereof. Any portion of the Warrant that has not been exercised at the time of a Conversion Event shall automatically be deemed to have been exercised immediately prior to such event in accordance with Section 1.1(c) hereof.

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         (b) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, during the Exercise Period by the surrender of this Warrant, with the form of Notice of Exercise attached hereto as Annex A duly completed and executed by such Holder, to the Company at its principal executive office, upon payment in cash (subject to Section 1.1(c)), by certified or official bank check or by wire transfer, of an amount equal to the Exercise Price multiplied by the number of shares of Series D Stock being purchased pursuant to such exercise of the Warrant.

         (c) If the fair market value of one share of Series D Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Series D Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Series D Stock computed using the following formula:

                           X = Y (A-B)
                                 -----
                                   A

         Where:

                  X = the number of shares of Series D Stock to be issued to the Holder

                  Y = the number of shares of Series D Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                  A = The fair market value of one share of the Company's
                      Series D Stock (at the date of such calculation)

                  B = Exercise Price (as of the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Series D Stock shall be (i) as determined in good faith by the Company's Board of Directors prior to a Qualified Public Offering (as such term is defined in the Company's Certificate of Designation, Rights and Preferences for the Series D Convertible Preferred Stock); or (ii) in the event that the Warrant is automatically exercised pursuant to Section 1.1(a) hereof as a result of a Conversion Event that constitutes a Qualified Public Offering, the product of
(a) the per share offering price of such Qualified Public Offering, and (b) the number of shares of Common Stock into which each share of Series D Stock is convertible at the time of such exercise.

1.2 Partial Exercise. This Warrant may be exercised for less than the full number of shares of Series D Stock first shown above, provided that this Warrant may not be exercised in part for less than a whole number of shares of Series D Stock. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of shares of Series D Stock as to which rights have not been exercised (subject to adjustment as herein provided), such Warrant or Warrants to be issued in the name of the Holder or its nominee (upon payment by such Holder of any applicable transfer taxes).

1.3 Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price (or, in the event of an automatic exercise pursuant to Section 1.1(a), after the surrender of the Warrant, along with the form of Notice of Exercise attached hereto as Annex A duly completed and executed by the Holder) and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares or other securities or property to which such Holder shall be



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entitled upon such exercise, plus, in lieu of any fractional share to which such
Holder would otherwise be entitled, cash in an amount determined in accordance with Section 2.5 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.


                            ARTICLE II -- ADJUSTMENTS

2.1 Adjustments Generally. In order to prevent dilution of the rights granted hereunder in the specific circumstances contemplated by this Article II, the Exercise Price shall be subject to adjustment from time to time in accordance with this Article II. Upon each adjustment of the Exercise Price pursuant to this Article II, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of shares of the Company's Series D Stock determined by
(a) multiplying (i) the Exercise Price in effect immediately prior to such adjustment by (ii) the number of shares of the Company's Series D Stock issuable upon exercise hereof immediately prior to such adjustment, and (b) dividing the product thereof by the Exercise Price resulting from such adjustment.

2.2 Subdivisions and Combinations. In case the Company shall at any time subdivide its outstanding shares of Series D Stock into a greater number of shares (including, without limitation, through any stock split effected by means of a dividend on the Series D Stock which is payable in Series D Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Series D Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

2.3 Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Series D Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Series D Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of this Warrant shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property of the successor corporation that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification, consolidation, merger or sale if this Warrant had been exercised immediately before such reorganization, reclassification, consolidation, merger or sale. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

2.4 Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Article II are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors may make such adjustment in the application of such provisions, in accordance with such essential intent and principles, as it deems appropriate so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Article II except in the case of a combination of shares of a type contemplated in Section 2.2 and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 2.2.



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2.5 Fractional Shares. The Company shall not issue fractions of shares of Series
D Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Series D Stock would, except for the provisions of this Section 2.5, be issuable upon exercise of this Warrant, then the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the fair market value of such fraction (as determined in good faith by the Board of Directors of the Company), less the equivalent fraction of the then applicable Exercise Price which would otherwise have been payable in respect of such fractional share.

2.6 Certificate as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in Article II, the Company shall promptly compute such adjustment and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.


                          ARTICLE III -- NO IMPAIRMENT

The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.


                       ARTICLE IV -- RESERVATION OF STOCK

The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant, such number of its duly authorized shares of Series D Stock (and Common Stock issuable upon conversion thereof) as from time to time shall be issuable upon the exercise of this Warrant. All of the shares of Series D Stock issuable upon exercise of this Warrant, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable.


                       ARTICLE V -- REPLACEMENT OF WARRANT

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company (with surety if reasonably required), or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor and amount.


                           ARTICLE VI -- NEGOTIABILITY

This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

6.1 Transfer. Subject to the legend appearing on the first page hereof and any restrictions to which the holders of the Company's Series D Stock are subject, title to this Warrant may be transferred by endorsement (by the Holder executing the Notice of Transfer attached hereto as Annex B) and delivery in the same manner as in


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the case of a negotiable instrument transferable by endorsement and delivery;
provided that this Warrant may not be transferred in part unless such transfer is to a transferee who pursuant to such transfer receives the right to purchase at least fifty thousand (50,000) shares of Series D Stock hereunder. Absent an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the disposition of this Warrant or the shares of Series D Stock and Common Stock issued or issuable upon exercise hereof and conversion thereof, the Holder will not sell or transfer any or all of such Warrant or shares, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act. Each certificate representing shares of Series D Stock or Common Stock issued upon exercise hereof or conversion thereof shall bear a legend in substantially the following form on the face thereof:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY BE TRANSFERRED OR RESOLD ONLY IN COMPLIANCE WITH SUCH SECURITIES LAWS.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon completion of a distribution under a registration statement covering the securities represented) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such Holder without violation of the registration requirements of the Securities Act.

6.2 Title. Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of its equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

6.3 Warrant Register. The Company will maintain a warrant register containing the name and address of the Holder. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

6.4 No Rights as Stockholder. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a Stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company.

6.5 Transfer Taxes. The Company shall not be required to pay any federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Series D Stock in a name other than that of the registered Holder of this Warrant or to issue or deliver any certificates for Series D Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder of this Warrant or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

6.6 Compliance with Securities Laws. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Series D Stock or Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Series D Stock or Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Warrant, the


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Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Series D Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.


                      ARTICLE VII -- SUBDIVISION OF RIGHTS

This Warrant (as well as any new Warrants issued pursuant to the provisions of this Article VII) is exchangeable, upon the surrender hereof by the Holder, at the principal executive office of the Company for any number of new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Series D Stock of the Company which may be subscribed for and purchased hereunder.


                          ARTICLE VIII -- MISCELLANEOUS

8.1 Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

8.2 Amendment; Waiver. This Warrant may be amended only by a writing executed by both the Company and the Holder. Any term of this Warrant may be waived by the party entitled to the benefit thereof by an instrument in writing signed by such party. No waiver of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.3 Governing Law. This Warrant shall be construed and interpreted according to the laws of the State of Delaware, without giving effect to any of the conflicts of laws or choice of law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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IN WITNESS WHEREOF, the Company has executed and issued this Warrant on the date first written above.


Attest:                                     FREEMARKETS, INC.


_________________________                   By:_________________________________
Secretary                                   Name:
                                            Title:



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                                     ANNEX A
                                     -------

                               NOTICE OF EXERCISE

                  [To be signed only upon exercise of Warrant]


To:  FREEMARKETS, INC.

The undersigned, the Holder of the within Warrant, hereby [check the box that applies]:

[ ] elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________ shares of Series D Stock of FreeMarkets, Inc., and herewith makes payment of $________ therefor.

[ ] elects to exercise the Warrant for the purchase of _________ shares of Series D Stock pursuant to Section 1.1(c) of the Warrant.

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Series D Stock to be issued upon exercise hereof (and any shares of Common Stock acquired upon conversion thereof) are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any such securities except under circumstances that will not result in a violation of applicable federal and state securities laws.

Please issue a certificate or certificates representing said shares of Series D Stock in the name of the undersigned or in such other name as is specified below:


Dated: _____________                  ______________________________
                                      NAME

                                      By: ___________________________

                                      (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                      Address:

                                      ----------------------------------

                                      ----------------------------------

                                      ----------------------------------

                                     ANNEX B
                                     -------

                               NOTICE OF TRANSFER

                  [To be signed only upon transfer of Warrant]



FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below the right represented by the within Warrant with respect to the number of shares of Series D Stock of FreeMarkets, Inc. set forth below:

NAME OF ASSIGNEE                     ADDRESS                      NO. OF SHARES



and appoints _______________ attorney to transfer said right on the warrant register of FreeMarkets, Inc. with full power of substitution in the premises.


Dated: _____________                  _______________________________
                                      By:

                                      (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                      Address:

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